Exhibit 99.3

WMS INDUSTRIES INC.

2000 STOCK OPTION PLAN

ARTICLE I

PURPOSE OF THE PLAN

The 2000 Stock Option Plan (the “Plan”) is intended to provide a method whereby “Employees,” “Directors” and “Consultants and Advisers” of WMS Industries Inc. (the “Company”) and its “Subsidiaries” (as such quoted terms are hereinafter defined) may be encouraged to acquire a proprietary interest in the Company and whereby such individuals may realize benefits from an increase in the value of the shares of common stock, $0.50 par value per share (“Common Stock”), of the Company; to provide such Employees, Directors and Consultants and Advisers with greater incentive and to encourage their continued provision of services to the Company; and, generally, to promote the interests of the Company and all of its stockholders. Under the Plan, from time to time on or before April 17, 2010, options to purchase shares of Common Stock and related Stock Appreciation Rights may be granted to such persons as may be selected in the manner hereinafter provided on the terms and subject to the conditions hereinafter set forth. Capitalized terms are defined in Article XV hereof.

ARTICLE II

ADMINISTRATION OF THE PLAN

SECTION 1.  Subject to the authority as described herein of the Board of Directors (the “Board”) of the Company, the Plan shall be administered by the Stock Option Committee of the Board (the “Committee”) which is composed of at least two members of the Board who are Non-Employee Directors. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members but any determination reduced to writing and signed by a majority of its members shall be fully enforceable and effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Plan, all determinations by the Committee or by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all Persons, including the Company and its stockholders, employees, directors and optionees.

SECTION 2.  All authority delegated to the Committee pursuant to the Plan may also be exercised by the Board, except with respect to matters which under Section 162(m) of the Code are required to be determined in the absolute discretion of the Committee. Subject to the foregoing, in the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board, the actions of the Board shall control.

SECTION 3.  With respect to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

ARTICLE III

STOCK SUBJECT TO THE PLAN

SECTION 1.  The shares to be issued or delivered upon exercise of options or rights granted under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market or otherwise obtained.

SECTION 2.  Subject to the provisions of Article X hereof, the aggregate number of shares of Common Stock which may be purchased pursuant to options granted at any time under the Plan shall not exceed 1,000,000. Such number shall be reduced by the aggregate number of shares covered by options in respect of which Stock Appreciation Rights are exercised. The maximum number of shares with respect to which options may be granted under the Plan in any calendar year to any one employee shall be 350,000 as such number may be adjusted by the Committee in accordance with Article X hereof. The Committee shall calculate such limit in a manner consistent with Section 162(m) of the Code.

SECTION 3.  Shares subject to any options which are canceled, lapse or are otherwise terminated shall be immediately available for reissuance under the Plan to the extent permitted by Sections 162 and 422 of the Code.

ARTICLE IV

PURCHASE PRICE OF OPTIONED SHARES

Unless the Committee shall fix a greater purchase price, the purchase price per share of Common Stock under each option granted to Employees, Directors, Consultants and Advisers shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the Common Stock at the time such option is granted, but in no case shall such price be less than the par value of the Common Stock as of the time of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”), such purchase price per share shall be at least one hundred and ten percent (110%) of the Fair Market Value.

ARTICLE V

ELIGIBILITY OF RECIPIENTS

Options will be granted only to Employees, Directors, Consultants or Advisers of the Company or a Subsidiary. Incentive stock options will be granted only to Employees.

ARTICLE VI

DURATION OF THE PLAN

Unless previously terminated by the Committee or the Board, the Plan will terminate on April 17, 2010. Such termination will not terminate any option or Stock Appreciation Right then outstanding.

ARTICLE VII

GRANT OF OPTIONS TO EMPLOYEES,

DIRECTORS, CONSULTANTS AND ADVISERS

SECTION 1.  Each option granted under the Plan to Employees shall constitute either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in each case by the Committee, and each option granted under the Plan to Directors, Consultants and Advisers shall constitute a Non-Qualified Stock Option. With respect to Incentive Stock Options granted to Employees, to the extent that the aggregate Fair Market Value (determined at the time an option is granted) of Common Stock of the Company with respect to which such Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and any other stock option plan of the Company) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent of such excess. The foregoing rule shall be applied by taking Incentive Stock Options into account in the order in which they were granted. In the event outstanding Incentive Stock Options become immediately exercisable under the terms hereof, such Incentive Stock Options will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as Non-Qualified Stock Options.

SECTION 2.  The Committee shall from time to time determine the Employees, Directors, Consultants and Advisers to be granted options, it being understood that options may be granted at different times to the same person; provided, however, that no one person may receive an option or options under the Plan covering more than the number of shares specified in Section 2 of Article III hereof. In addition, the Committee shall determine subject to the terms of the Plan (a) the number of shares subject to each option, (b) the time or times when the options will be granted, (c) whether such options shall be Incentive Stock Options, Non-Qualified Stock Options or both, (d) whether Stock Appreciation Rights will be granted in connection with the grant of options, (e) the purchase price of the shares subject to each option, which price shall be not less than that specified in Article IV hereof, (f) the time or times when each option and any related Stock Appreciation Rights may be exercised and (g) any other matters which the Committee shall deem appropriate.

SECTION 3.  All instruments evidencing options granted to Employees, Directors, Consultants and Advisers under the Plan shall be in such form as the Committee shall from time to time determine, which form shall be consistent with the Plan and any applicable determinations, orders, resolutions or other actions of the Committee or the Board.

SECTION 4.  The Committee, in its sole discretion, on the granting of an option to an Employee, Director, Consultant or Adviser under the Plan may also grant Stock Appreciation Rights relating to any number of shares but, except as hereinafter provided, not more than fifty percent (50%) of the number of shares covered by such option shall include Stock Appreciation Rights. Such options shall be subject to such terms and conditions, not inconsistent with the Plan, that the Committee shall impose, including the following:

(i)  Stock Appreciation Rights may be granted only in writing and only attached to an underlying option at the time of the grant of the option;

(ii)  Stock Appreciation Rights may be exercised only at the time when the option to which it is attached is exercisable;

(iii)  Stock Appreciation Rights shall entitle the optionee (or any person entitled to act under the provisions of the Plan) to surrender unexercised all or part of the then exercisable portion of the option to which the Stock Appreciation Rights are attached to the Company and to receive from the Company in exchange therefor a payment in cash equal to the excess, if any, of the then value of one share covered by such portion over the option price per share specified in such option, multiplied by the number of shares covered by the portion of the option so surrendered (which excess is herein called the “Appreciated Value”). For purposes of computation of the Appreciated Value, the value of one share shall be deemed to be the average Fair Market Value of such share during the four-week period immediately preceding the date of notice of exercise of the Stock Appreciation Rights;

(iv)  if Stock Appreciation Rights attached to an option are exercised, such option shall be deemed to have been canceled to the extent of the number of shares surrendered on exercise of the Stock Appreciation Rights and no further options may be granted covering such shares; and

(v)  if an option to which Stock Appreciation Rights are attached is exercised, such Stock Appreciation Rights shall be canceled to the extent necessary to cause the number of shares to which such Stock Appreciation Rights relate not to exceed the number of remaining shares subject to such option.

ARTICLE VIII

TRANSFERABILITY OF OPTIONS

No Incentive Stock Option or any related Stock Appreciation Rights granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and any such Incentive Stock Option or any related Stock Appreciation Rights shall be exercisable during the lifetime of the optionee solely by him or her. Any Non-Qualified Stock Option granted under the Plan may be transferable by the optionee to the extent specifically permitted by the Committee as specified in the instrument evidencing the option as the same may be amended from time to time. Except to the extent permitted by such instrument, no Non-Qualified Stock Option shall be transferable except by will or by the laws of descent and distribution.

ARTICLE IX

EXERCISE OF OPTIONS

SECTION 1.  Subject to Article XII hereof, each option (and any related Stock Appreciation Rights) granted under the Plan shall terminate on the date specified by the Committee which date shall be not later than the expiration of ten years from the date on which it was granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant is a Ten Percent Stockholder, such period shall not exceed five years from the date of grant.

SECTION 2.  A person electing to exercise an option or Stock Appreciation Rights then exercisable shall give written notice to the Company of such election and, if electing to exercise an option, of the number of shares of Common Stock such person has elected to purchase. A person exercising an option shall at the time of purchase tender the full purchase price of such shares, which tender, except as provided in Section 3 of this Article IX, shall be made in cash or cash equivalent (which may be such person’s personal check) or, to the extent permitted by applicable law, in shares of Common Stock already owned by such person (which shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof; provided, however, that payment in shares of common stock already owned shall not be permitted unless the chief financial officer of the Company determines that such payment will not require the Company to recognize a compensation expense under applicable accounting rules. In the event of payment in shares of Common Stock already owned, such shares shall be appropriately endorsed for transfer to the Company. The Company shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any option, in whole or in part, until such payment in full of the purchase price therefor is received by the Company.

SECTION 3.  In order to assist an optionee in the exercise of an option granted under the Plan, the Committee or Board may, in its discretion, authorize, either at the time of the grant of the option or thereafter (a) the extension of a loan to the optionee by the Company, (b) the payment by the optionee of the purchase price of the Common Stock in installments, (c) the guarantee by the Company of a loan obtained by the optionee from a third party or (d) make such other reasonable arrangements to facilitate the exercise of options as are in accordance with applicable law. The Committee or Board shall authorize the terms of any such loan, installment payment arrangement or guarantee, including the interest rate (which, in the case of incentive stock options, shall be not less than the higher of (i) the “prime rate” as from time to time in effect at a commercial bank of recognized standing, and (ii) the rate of interest from time to time required to avoid imputation of interest for federal income tax purposes) and terms of repayment thereof, and shall cause the instrument evidencing any such option to be amended, if required, to provide for any such extension of credit. Loans, installment payment arrangements and guarantees may be authorized without security, and the maximum amount of any such loan or guarantee shall be the purchase price of the Common Stock being acquired, plus related interest payments.

SECTION 4.  Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board. Unless at the time of exercise of an option and the issuance of Common Stock so purchased, there shall be in effect as to such Common Stock a registration statement under the Act, the holder of such option shall deliver a certification (a) acknowledging that such shares of Common Stock may be “restricted securities” as defined in Rule 144 promulgated under the Act; and (b) containing such optionee’s agreement that such Common Stock may not be sold or otherwise disposed of except in compliance with applicable provisions of the Act. In the event that the Common Stock is then listed on a national securities exchange, the Company shall use its best efforts to cause the listing of the shares of Common Stock subject to options upon such exchange.

SECTION 5.  The Company may establish appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of options or any other matters under the Plan, and to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

ARTICLE X

ADJUSTMENTS

SECTION 1.  New option rights may be substituted for the options granted under the Plan, or the Company’s duties as to options outstanding under the Plan may be assumed by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction in which the Company is involved. Notwithstanding the foregoing or the provisions of this Article X, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the options granted hereunder, or assume the options granted hereunder, the options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; provided, however, that each optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or other similar corporate transaction, to exercise any unexpired option granted hereunder whether or not then exercisable.

SECTION 2.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted and any limitations set forth in the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding options and (iii) the grant or exercise or target price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option including, if necessary, the termination of such an option; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of an optionee’s rights if such optionee receives in any such adjustment rights which are substantially similar (after taking into account the fact that the optionee has not paid the applicable exercise price) to the rights the optionee would have received had he exercised his outstanding options and become a stockholder of the Company immediately prior to the event giving rise to such adjustment.

SECTION 3.  Adjustments and elections under this Article X shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive. Adjustments required under this Article X shall also be deemed to increase by a like number the aggregate number of shares authorized for purchase pursuant to options granted under the Plan as set forth in Section 2 of Article III hereof to the extent consistent with Section 162(m) of the Code.

ARTICLE XI

PRIVILEGES OF STOCK OWNERSHIP

No optionee, or legal representative, legatee, distributee or transferee of such optionee, shall be entitled to any rights or privileges of a stockholder of the Company in respect of any shares of Common Stock covered by an option until such shares have been paid for in full and issued and delivered by the Company.

ARTICLE XII

TERMINATION OF SERVICE OR EMPLOYMENT

SECTION 1.  In the event that an optionee shall cease his or her relationship with the Company or a Subsidiary by voluntarily terminating such relationship without the written consent of the Company, or if the Company or a Subsidiary shall terminate for cause such relationship, unless otherwise provided in the instrument evidencing such option, the option and any associated Stock Appreciation Rights held by such optionee shall terminate forthwith.

SECTION 2.  If the holder of an option shall voluntarily terminate his or her relationship with the Company or a Subsidiary with the written consent of the Company, which written consent expressly sets forth a statement to the effect that options which are exercisable on the date of such termination shall remain exercisable, or if the optionee’s relationship with the Company or a Subsidiary shall have terminated by the Company or a Subsidiary for reasons other than cause, unless otherwise provided in the instrument evidencing such option, such optionee may exercise his or her option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination or the date of expiration of the option as fixed at the time of grant, whichever shall first occur. Options granted under the Plan to Employees shall not be affected by any change in the position of employment so long as the holder thereof continues to be an Employee, Director, Consultant or Adviser.

SECTION 3.  The Committee or Board may also cancel, suspend, withhold or otherwise limit or restrict any unexpired option and any Stock Appreciation Right held by an optionee at any time if the optionee (i) is not in compliance with all applicable provisions of the instrument evidencing the option or Stock Appreciation Right; or (ii) engages in any activity in competition with any activity of the Company or any Subsidiary, or inimical, contrary or harmful to the interests of the Company and its Subsidiaries, including, but not limited to: (A) conduct related to the optionee’s employment for which either criminal or civil penalties against the optionee may be sought, (B) violation of any policies of the Company, including, without limitation, the Company’s insider trading policy or anti-harassment policies, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any Subsidiary, including employing or recruiting any present, former or future employee of the Company or any Subsidiary, (D) disclosing or misusing any confidential information or material concerning the Company or any Subsidiary or (E) participating in a hostile takeover attempt against the Company.

SECTION 4.  In the event that an optionee shall have exercised any option or Stock Appreciation Right, and at any time prior to or within one year after such exercise the optionee engages in any activity in competition with any activity of the Company or any Subsidiary, or inimical, contrary or harmful to the interests of the Company and its Subsidiaries, including, but not limited to the activities described in Section 2, clauses (A) through (E), such exercise may be rescinded by the Committee or the Board. In the event of such rescission, the optionee shall pay to the Company forthwith the amount of any gain realized or payment received by the optionee as a result of the rescinded exercise. In addition, the Company shall be entitled to set off against the amount of any such gain or payment any amount the Company or any Subsidiary owes to the optionee from time to time (including, but not limited to, amounts owed as wages or other compensation, fringe benefits or vacation pay).

SECTION 5.  Should an optionee die during the existence of the optionee’s relationship with the Company or after the cessation of the optionee’s relationship with the Company, unless otherwise provided in the instrument evidencing such option, all of the optionee’s options shall be terminated, except that any option (and any related Stock Appreciation Rights), to the extent exercisable by the optionee at the time of such death, may be exercised within one year after the date of such death but not later than the expiration of the option solely in accordance with all of the terms and conditions of the Plan by the optionee’s personal representatives or by the person or persons to whom the optionee’s rights under the option shall pass by will or by the applicable laws of descent and distribution.

ARTICLE XIII

AMENDMENTS TO THE PLAN

The Board may at any time terminate or from time to time amend, modify or suspend the Plan; provided, however, that no such amendment or modification without the approval of the stockholders of the Company shall:

(i)  materially increase the benefits accruing to participants under the Plan;

(ii)  materially increase the maximum number (determined as provided in the Plan) of shares of Common Stock which may be purchased pursuant to options granted under the Plan; or

(iii)  materially modify the requirements as to eligibility for participation in the Plan.

The amendment or termination of the Plan shall not, without the written consent of an optionee, adversely affect any rights or obligations under any option theretofore granted to such optionee under the Plan.

ARTICLE XIV

EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on April 18, 2000, subject to the ratification of the Plan by the stockholders of the Company.

ARTICLE XV

DEFINITIONS

For the purposes of this Plan, the following terms shall have the meanings indicated:

Act:  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Code:  The Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

Committee:  Such term is defined in Article II, Section 1 hereof.

Common Stock:  Such term is defined in Article I hereof.

Consultants and Advisers:  Such term includes any third party retained or engaged by the Company or any Subsidiary to provide services to the Company or such Subsidiary, including any employee of such third party providing such services.

Director:  Such term includes any director of the Company.

Employee:  Such term includes any officer as well as any full-time salaried executive, managerial, professional, administrative or other employee of the Company or a Subsidiary. Such term also includes an employee on approved leave of absence provided such employee’s right to continue employment with the Company or a Subsidiary upon expiration of such employee’s leave of absence is guaranteed either by statute or by contract with or by a policy of the Company or a Subsidiary and any consultant, independent contractor, professional advisor or other person who is paid by the Company or a Subsidiary for rendering services or furnishing materials or goods to the Company or a Subsidiary.

Fair Market Value:  The fair market value as of any date shall be determined by the Committee or Board after giving consideration to the price of the Common Stock in the public market and shall be determined otherwise in a manner consistent with the provisions of the Code.

Incentive Stock Option:  An option intended to qualify under Section 422 of the Code.

1934 Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Non-Employee Director:  Any director of the Company who is a Non-Employee Director as that term is defined in Rule 16b-3 promulgated under the 1934 Act and who also qualifies as an outside director within the meaning of Section 162(m) and the related regulations under the Code, except as otherwise determined by the Board of Directors.

Non-Qualified Stock Option:  An option which does not qualify under Section 422 of the Code.

Person:  Such term shall have the meaning ascribed to it under the 1934 Act.

Plan:  Such term is defined in Article I hereof and includes all amendments hereof.

Stock Appreciation Rights:  The rights granted by the Committee pursuant to Section 4 of Article VII hereof.

Subsidiary:  A “Subsidiary Corporation” of the Company as defined in Section 424 of the Code.

Ten Percent Stockholder:  Such term is defined in Article IV hereof.

Form of WMS Stock Option Agreement

Date:                     , 2000

TO:	«NameofOptionee»

Re:	2000 Stock Option Plan

WMS Industries Inc. 2000 Stock Option Plan

This letter agreement (the “Agreement”) will evidence the grant to you on                     , 2000 by the Compensation and Stock Option Committee of the Board of Directors of WMS Industries Inc. (the “Company”) of an option pursuant to the Company’s 2000 Stock Option Plan (the “Plan”) to purchase «NumberofShares» («Numeral») shares of the common stock of the Company, par value $.50 per share (“Common Stock”), at a price of                      Dollars ($            ) per share (the “Option”) and the terms and conditions of such grant. Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as a stock option.

1.  This Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and of the Plan as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

2  As used in this Agreement, your primary employer (“Employer”), the Company, its subsidiaries and affiliates are collectively referred to as the “Employer Group”.

3.  In consideration of the granting of this Option, and in addition to the Company’s rights under any other similar provisions in the Plan, you agree as follows:

(a) Non-Competition.  You shall render faithful and efficient services to your Employer and the Company with such duties and responsibilities as your Employer shall from time to time prescribe during the term of this Option, and you further agree that for a period of one (1) year after your voluntary termination of employment or a termination of your employment with the Employer Croup for cause, you will not own, manage, control or associate, as an agent, officer, employee, investor, lender, or otherwise, with any business entity which is in competition with any member of the Employer Group, which includes without limitation, the design, manufacture, sale or lease of electronic gaming devices or gaming products.

(b) Forfeiture of option gain and unexercised options if you engage in certain activities.  If, at any time within one year after termination of employment or (z) within one year after you exercise any portion of this option, whichever is the latest, you engage in Competition or any other activity inimical, contrary or harmful to the interests of the Employer Group, including, but not limited to: (i) conduct related to your employment for which either criminal or civil penalties against you may be sought, (ii) violation of any policies of the Employer Group, including, but not limited to, the Company’s insider trading policy or anti-harassment policies,

(iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in Competition with or acting against the interests of any member of the Employer Group, including, but not limited to, employing or recruiting any present, former or future employee of any member of the Employer Group, (iv) disclosing or misusing any confidential information or material concerning any member of the Employer Group or (v) participating in a hostile takeover attempt against the Company, then (1) this option and all other options of the Company that have been granted to you shall terminate effective the date on which you enter into such activity, unless terminated sooner by operation of another term or condition of this option or the Plan, and (2) any option gain realized by you from exercising all or a portion of this option shall be paid by you to the Company forthwith.

(c) Right of set-off.  By accepting this Agreement, you consent to a deduction from any amounts that any member of the Employer Group owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts you owe the Company under the preceding paragraphs in this Section 3. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount you owe it, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company.

4.  Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be enforced to the greatest extent deemed to be enforceable.

5.  You hereby further agree that during your employment and thereafter, you will not disclose, discuss, copy or otherwise use or allow to be used, in any manner, in competition with or contrary to the interests of any member of the Employer Group, the customer lists, product research, engineering data or other trade secrets of any member of the Employer Group. Nothing in this Agreement or in the Plan shall confer upon you any right to continue in the employ of the Employer or any member of the Employer Group or shall interfere with or restrict in any way the rights of any member of the Employer Group, which are hereby expressly reserved.

6.  The Company shall not be obligated to issue any shares pursuant to this Option if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

7.  It is understood that the Company may establish, from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of this Option. By the execution hereof, you hereby agree to pay to your Employer all such amounts requested by the Company to permit the Company to take any tax deduction available to it resulting from the exercise of this Option. You also agree to comply with any procedures established from time to time by the Company, to ensure that the Company receives prompt notice concerning any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

8.  This Option may be exercised as follows:

[VESTING SCHEDULE]

9.  This Option is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, together with payment as provided in the Plan.

Please evidence your acceptance of this Option and your agreement to comply with the provisions of this Agreement and of the Plan by executing the enclosed copy of the Agreement under the words “ACCEPTED AND AGREED TO” and returning a copy to the Vice President and Secretary of the Company, c/o the Legal Department of WMS Industries Inc., within thirty days of the date of this letter.

Very truly yours,

WMS INDUSTRIES INC.

By:
Brian R. Gamache, President

Attachments

ACCEPTED AND AGREED TO

this              day of                     , 2000.

_______________________

«NameofOptionee»

EXHIBIT A

Dated:

Vice President and Secretary

WMS INDUSTRIES INC.

3401 North California Avenue

Chicago, IL 60618

Gentlemen:

Notice is hereby given of my election to purchase              shares of common stock, par value $.50 per share, of WMS Industries Inc. (the “Company”) at a price of                      Dollars ($ ) per share pursuant to the provisions of the stock option (“Option”) granted to me on                      under the terms of the WMS Industries Inc.              Stock Option Plan.

Enclosed is my check made payable to the Company in the amount of $             in payment of the exercise price of the Option and my check in the amount of $             made payable to the subsidiary of the Company which is my employer (or to the Company as my employer) in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of certificates:

Denomination of each certificate:

Full Name:

Address:

.

Social Security Number:

Very truly yours,

«NameofOptionee»

Form of WMS Stock Option Agreement

Date:                     , 2000

TO:	«NameofOptionee»

Re:	Non-Qualified Stock Option

WMS Industries Inc. 2000 Stock Option Plan

This letter agreement (the “Agreement”) will evidence the grant to you on                     , 2000 by the Compensation and Stock Option Committee of the Board of Directors of WMS Industries Inc. (the “Company”) of an option pursuant to the Company’s 2000 Stock Option Plan (the “Plan”) to purchase «NumberofShares» («Numeral») shares of the common stock of the Company, par value $.50 per share (“Common Stock”), at a price of                      Dollars ($        ) per share (the “Option”) and the terms and conditions of such grant. Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as a non-qualified stock option.

1.  This Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and of the Plan as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

2  As used in this Agreement, your primary employer (“Employer”), the Company, its subsidiaries and affiliates are collectively referred to as the “Employer Group”.

3.  In consideration of the granting of this Option, and in addition to the Company’s rights under any other similar provisions in the Plan, you agree as follows:

(a) Forfeiture of option gain if you leave the Employer within one year after exercise.  If you exercise any portion of this option and you leave the employment of the Employer within [one year] after such exercise for any reason except death, disability or normal retirement, then the gain represented by the mean market price on the date of exercise over the exercise price, multiplied by the number of shares you purchased (“option gain”), without regard to any subsequent market price decrease or increase, shall be paid by you to the Company. [ORRIN—You may wish to delete this paragraph 3(a)—it is extremely aggressive. Alternatively, you could reduce the time period in the brackets. ]

(b) Forfeiture of option gain and unexercised options if you engage in certain activities.  If, at any time within one year after termination of employment or (z) within one year after you exercise any portion of this option, whichever is the latest, you engage in any activity in Competition with (as defined in Exhibit A hereto) any activity of any member of the Employer Group, or inimical, contrary or harmful to the interests of the Employer Group, including, but not limited to: (i) conduct related to your employment for which either criminal or civil penalties against you may be sought, (ii) violation of any policies of the Employer Group, including, but not limited to, the Company’s insider trading policy or anti-harassment policies, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in Competition with or acting against the interests of any member of the Employer Group, including, but not limited to, employing or recruiting any present, former or future employee of any member of the Employer Group, (iv) disclosing or misusing any confidential information or material concerning any member of the Employer Group or (v) participating in a hostile takeover attempt against the Company, then (1) this option and all other options of the Company that have been granted to you shall terminate effective the date on which you enter into such activity, unless terminated sooner by operation of another term or condition of this option or the Plan, and (2) any option gain realized by you from exercising all or a portion of this option shall be paid by you to the Company forthwith.

(c) Right of set-off.  By accepting this Agreement, you consent to a deduction from any amounts that any member of the Employer Group owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts you owe the Company under the preceding paragraphs in this Section 3. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount you owe it, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company.

4.  Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be enforced to the greatest extent deemed to be enforceable.

5.  You hereby further agree that during your employment and thereafter, you will not disclose, discuss, copy or otherwise use or allow to be used, in any manner, in competition with or contrary to the interests of any member of the Employer Group, the customer lists, product research, engineering data or other trade secrets of any member of the Employer Group. Nothing in this Agreement or in the Plan shall confer upon you any right to continue in the employ of the Employer or any member of the Employer Group or shall interfere with or restrict in any way the rights of any member of the Employer Group, which are hereby expressly reserved.

5.  The Company shall not be obligated to issue any shares pursuant to this Option if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

6.  It is understood that the Company may establish, from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of this

Option. By the execution hereof, you hereby agree to pay to your Employer all such amounts requested by the Company to permit the Company to take any tax deduction available to it resulting from the exercise of this Option. You also agree to comply with any procedures established from time to time by the Company, to ensure that the Company receives prompt notice concerning any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

7.  This Option may be exercised as follows:

[VESTING SCHEDULE]

8.  This Option is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit B, together with payment as provided in the Plan.

Please evidence your acceptance of this Option and your agreement to comply with the provisions of this Agreement and of the Plan by executing the enclosed copy of the Agreement under the words “ACCEPTED AND AGREED TO” and returning a copy to the Vice President and Secretary of the Company, c/o the Legal Department of WMS Industries Inc., within thirty days of the date of this letter.

Very truly yours,

WMS INDUSTRIES INC.

By:
Brian Gamache, President

Attachments

ACCEPTED AND AGREED TO

this              day of                     , 2000.

«NameofOptionee»

EXHIBIT A

The term, in “Competition” with, means engaging in the design, manufacture or sale of coin-operated video games or the design, publishing or marketing of interactive entertainment.

EXHIBIT B

Dated:

Vice President and Secretary

WMS INDUSTRIES INC.

3401 North California Avenue

Chicago, IL 60618

Gentlemen:

Notice is hereby given of my election to purchase              shares of common stock, par value $.50 per share, of WMS Industries Inc. (the “Company”) at a price of                      Dollars ($            ) per share pursuant to the provisions of the stock option (“Option”) granted to me on                      under the terms of the WMS Industries Inc.              Stock Option Plan.

Enclosed is my check made payable to the Company in the amount of $             in payment of the exercise price of the Option and my check in the amount of $             made payable to the subsidiary of the Company which is my employer (or to the Company as my employer) in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of certificates:

Denomination of each certificate:

Full Name:

Address:

.

Social Security Number:

Very truly yours,

«NameofOptionee»